Exhibit 10.20.1

IL Employee and Director RSU

REWALK ROBOTICS LTD.

2014 INCENTIVE COMPENSATION PLAN

Notice of Restricted Stock Unit Grant- Section 102 Capital Gain Route

Participant:	[Name]

Company:	ReWalk Robotics Ltd.

Notice:	You have been granted the following Restricted Stock Units (the “RSU/s”) in accordance with the terms of the Plan, this Notice of Restricted Stock Unit Grant and the Restricted Stock Unit Award Agreement attached hereto as Schedule A (this Notice of Restricted Stock Unit Grant, together with the Restricted Stock Unit Award Agreement, this “Agreement”), contingent upon your payment of NIS 0.01 for each Restricted Stock Unit (Par Value) within 30 days of such Restricted Stock Unit vesting.

Type of Award:	Restricted Stock Units under Section 102(b)(2) of the Israeli tax Ordinance (Capital Gains Route).

Plan:	ReWalk Robotics Ltd. 2014 Incentive Compensation Plan

Grant:	Date of Grant:
Total Number of Shares Underlying Restricted Stock Units:

Period of Restriction:	Subject to the terms and conditions of the Plan and those of this Agreement, the Period of Restriction applicable to the Total Number of Shares Underlying Restricted Stock Units shall commence on the Date of Grant and shall lapse on the dates listed below as to the percentages of the Total Number of Shares Underlying Restricted Stock Units set forth opposite each such date.

Date	Number

Total

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Special Terms:

Acknowledgement and Agreement:	The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement, the Trust Deed and the Plan, and declares that he or she is familiar with the provisions of Section 102 and the Capital Gains Route. The Participant hereby undertakes not to sell or transfer the RSUs and/or the underlying Shares prior to the lapse of the Trust Period (as defined below), unless he or she pays all taxes, which may arise in connection with such sale and/or transfer.

PARTICIPANT

Name:
Date:

REWALK ROBOTICS LTD.

Larry Jasinski
Chief Executive Officer

Signing Manager:
Title:
Date of signature:

Attached:

Schedule A - Capital Gains Route Stock Restricted Stock Unit Award Agreement

Schedule B - Trust Deed

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Capital Gains Route Restricted Stock Unit Award Agreement -- Schedule A

REWALK ROBOTICS LTD. 2014 INCENTIVE COMPENSATION PLAN

Capital Gains Route Restricted Stock Unit Award Agreement

Under Section 102(b)(2) of the Israeli Income Tax Ordinance [New Version], 1961

This Restricted Stock Unit Award Agreement, dated as of the Date of Grant set forth in the Notice of Restricted Stock Unit Grant (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement is attached as Schedule A, is made between ReWalk Robotics Ltd. and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1. Definitions. Capitalized terms used but not defined herein have the meanings set forth in the Plan.

2. Grant of the Restricted Stock Units. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of Restricted Stock Units set forth in the Grant Notice.

3. Period of Restriction. The Period of Restriction with respect to the Restricted Stock Units shall commence and lapse as set forth in the Grant Notice. All Restricted Stock Units as to which the Period of Restriction has not lapsed prior to the date of the Participant’s Termination shall be immediately forfeited upon such date.

4. Settlement of Restricted Stock Units. As soon as reasonably practicable following the lapse of the applicable portion of the Period of Restriction, but in no event later than 15 days following the date of such lapse, the Company shall cause to be delivered to the Participant, in full settlement and satisfaction of the Restricted Stock Units as to which such portion of the Period of Restriction has so lapsed the full number of Shares underlying such Restricted Stock Units.

5. Change of Control. Notwithstanding any other provision of this Agreement, the Restricted Stock Units shall be subject to the Change of Control provisions set forth in Article XIV of the Plan.

6. Taxes. Upon settlement of the Restricted Stock Units, or as of any other date on which the value of any Restricted Stock Units otherwise becomes includible in the Participant’s gross income for tax purposes and/or social security purposes, the Participant shall pay to the Company or its Affiliate in cash, or make other arrangements satisfactory to the Committee for the satisfaction of, any taxes of any kind and social security payments payable or required by law to be withheld with respect to such Restricted Stock Units; provided, however, that pursuant to any procedures, and subject to any limitations, as the Committee may prescribe, and subject to applicable law, the Company may, in its discretion, cause such withholding obligations to be satisfied in whole or in part by withholding Shares or cash otherwise deliverable or payable to the Participant pursuant to this Agreement in accordance with Article XVI of the Plan. The Company or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Article XVI of the Plan. Regardless of any action the Company or any Affiliate takes with respect to any or all tax withholding (including any social security contributions) obligations, the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility, and that the Company does not: (i) make any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the Restricted Stock Units, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (ii) commit to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for such tax.

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7. Section 102 of the Israeli Income Tax Ordinance and its Rules. This Agreement is subject to the provisions of Section 102 of the Israeli Income Tax Ordinance [New version], 1961 (the “Ordinance” and “Section 102”, respectively), as well as the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 (the “102 Rules”), promulgated thereunder.

Accordingly, the Company elected the Capital Gains Tax Route in Section 102(b)(2) of the Ordinance (the “Capital Gains Route”) for the purpose of the taxation of Participant’s income from the Restrcited Stock Units and underlying Shares. In general, taxable income that should be attributed to the Participant as a result of the grant of the Restricted Stock Units and realization of the underlying Shares will be tax-free on the date of grant, but will be taxed on the sale of Shares issued upon settlement of the Restricted Stock Units (“Exercised Shares”) or transfer of Exercised Shares from the Trustee (a “Transfer”). In accordance with the Capital Gains Route, if the Restricted Stock Units or the Exercised Shares are held in trust by the Trustee for the applicable period of time (see Section 8 below), currently two years from the date this letter is deposited with a trustee (the “Trust Period”), gains derived from the sale of Exercised Shares shall be classified as capital gains and taxed at a rate of only 25%; except for the benefit afforded to the Participant on the date of grant, which shall be taxed (on the date of sale or Transfer of the Exercised Shares) as a ordinary income and shall be subject to tax at marginal tax rates (up to 50% in 2015, including 2% “High Income Tax”) plus social security and national health insurance payments (with respect to Shares of public companies only).

At the time of sale of the Exercised Shares or a Transfer, the Participant shall be subject to tax, which will be calculated, in general, according to the market price (or the actual sale price) of the Exercised Shares at such time. Such tax shall be withheld at source by the Company, in accordance with the provisions of the 102 Rules, and the Transfer of Exercised Shares to the Participant is conditioned upon the payment of such tax.

The Participant shall not be entitled to sell the Exercised Shares or to execute a Transfer, prior to the lapse of the Trust Period. Furthermore, any and all rights issued in respect of the Exercised Shares, including bonus shares but excluding cash dividends (“Rights”(, shall be deposited with the Trustee and held thereby until the lapse of the Trust Period, and such Rights shall be subject to the Capital Gains Route. Notwithstanding the aforesaid, the Participant may sell Exercised Shares or Rights or execute a Transfer prior to the lapse of the Trust Period, provided, however, that tax is withheld at source by the Company in accordance with the 102 Rules. In such case, the Participant’s gains shall be classified as ordinary income and he or she, shall be subject to tax on such income at marginal tax rates (up to 50% in 2015, including 2% “High Income Tax”) plus social security and national health insurance payments.

PARTICIPANT IS ADVISED TO CONSULT WITH HIS/HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING AND EXERCISING HIS/HER RESTRICTED STOCK UNITS OR OF DISPOSING OF HIS/HER SHARES.

8. Trust. To secure performance of tax law requirements, the Restricted Stock Units awarded to the Participant according to this Agreement will be held in trust by the Trustee that was approved for this purpose by the Israeli Tax Authority, who shall release the underlying Exercised Shares to the Participant only upon full compliance with the legal requirements and the terms of the Plan. For this purpose, a Trust Deed was signed between the Company and the Trustee, a copy of which is attached hereto as Schedule B. The conditions of the Trust Deed apply to the Restricted Stock Units; thus, the Participant is required to carefully read the provisions of the said Trust Deed.

9. No Rights as a Shareholder Prior to Issuance of Shares. Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Restricted Stock Units, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

2	The above tax description is a general summary only and does not refer to expenses involved with the settlement of the Restricted Stock Units and sale of Exercised Shares or changes in the Israeli Consumer Price Index, which may impact the final tax calculation.

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10. Nontransferability. The Restricted Stock Units shall not be transferable otherwise than by will or the laws of descent and distribution.

11. No Right to Continued Employment. Neither the Restricted Stock Units nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service, in each case, at any time for any reason, subject to any legal and contractual conditions. The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate and satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the Restricted Stock Units hereunder.

12. The Plan. By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found [on the Company’s HR intranet]. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 13 hereof.

13. Compliance with Laws and Regulations.

(a) The Restricted Stock Units and the obligation of the Company to deliver any Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b) It is intended that any Shares issued hereunder shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell such Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.

(c) If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is acquiring the Shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

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14. Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company or any Affiliate, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Affiliate or any division respectively thereof.

15. Notices. All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to ReWalk Robotics Ltd., Hatnufa 3 st., Floor 6, P.O. Box 161, Yokneam 2069203 Israel, Attention: [Chief Financial Officer], or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

16. Other Plans. The Participant acknowledges that any income derived from the receipt, vesting or settlement of the Restricted Stock Units, or otherwise related to the Restricted Stock Units, shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

17. Section 409A. This Agreement and the Restricted Stock Units are intended to be exempt from Section 409A of the Code and shall be administered and construed in accordance with such intent.

PARTICIPANT

Name:
Date:

REWALK ROBOTICS LTD.

Larry Jasinski
Chief Executive Officer

Signing Manager:
Title:
Date of signature:

Schedule B - Trust Deed

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